Exhibit 10.I.2

AMENDMENT NO. 2 TO THE
1995 OMNIBUS COMPENSATION PLAN

     Pursuant to Section 15.1 of the El Paso Energy Corporation 1995 Omnibus Compensation Plan, as amended and restated (the “Plan”), the Plan is hereby amended as follows, effective January 20, 1999:

The following paragraph shall be added as the last paragraph to Section 6.4(d) to read as follows:

     “Notwithstanding any other provision in this Plan to the contrary and unless the Plan Administrator shall otherwise determine, in the event of a “cashless” exercise, and for that purpose only under this Plan, a Participant’s compensation shall be equal to the difference between the actual sales price received for the underlying Common Stock and the Option Price. For all other purposes under this Plan, the Fair Market Value shall be the value against which compensation is determined.”

The following sentence shall be added as the last sentence to Section 6.4(e) to read as follows:

“In addition, the Plan Administrator may require that a Participant who wants to effectuate a “cashless” exercise of options be required to sell the shares of Common Stock acquired in the associated exercise to the Company, or in the open market through the use of a broker selected by the Company, at such price and on such terms as the Plan Administrator may determine at the time of grant, or otherwise.”

Section 6.4(f) is hereby deleted in its entirety and replaced with the following:

     “(f) Nontransferability of Options

     Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing and only as provided by the Plan Administrator or the Company, as applicable, Nonqualified Options may be transferred to a Participant’s immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership (a person who thus acquires this option by such transfer, a “Permitted Transferee”). A transfer of an option may only be effected by the Company at the request of the Participant and shall become effective upon the Permitted Transferee agreeing to such terms as the Plan Administrator may require and only when recorded in the Company’s record of outstanding options. In the event an option is transferred as contemplated hereby, the option may not be subsequently transferred by the Permitted Transferee except

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a transfer back to the Participant or by will or the laws of descent and distribution. A transferred option may be exercised by a Permitted Transferee to the same extent as, and subject to the same terms and conditions as, the Participant (except as otherwise provided herein), as if no transfer had taken place. As used herein, “immediate family” shall mean, with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and shall include adoptive relationships. In the event of exercise of a transferred option by a Permitted Transferee, any amounts due to (or to be withheld by) the Company upon exercise of the option shall be delivered by (or withheld from amounts due to) the Participant, the Participant’s estate or the Permitted Transferee, in the reasonable discretion of the Company.

     In addition, to the extent permitted by applicable law and Rule 16b-3, the Plan Administrator may permit a recipient of a Nonqualified Option to designate in writing during the Participant’s lifetime a Beneficiary to receive and exercise the Participant’s Nonqualified Options in the event of such Participant’s death (as provided in Section 6.4(i)). A designation by a Participant under the Company’s Omnibus Compensation Plan dated as of January 1, 1992 (the “Predecessor Plan”) shall remain in effect under the Plan for any options unless such designation is revoked or changed under the Plan. Except as otherwise provided for herein, if any Participant attempts to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan or such option, or suffers the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, all affected options held by such Participant shall be immediately forfeited.”

     IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 20th day of January, 1999.

EL PASO ENERGY CORPORATION
By:	/s/ Joel Richards III
Joel Richards III
Executive Vice President

Attest:

/s/ David L. Siddall
Corporate Secretary